UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.)

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

KINIKSA PHARMACEUTICALS, LTD.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FAQ

Proposed Redomiciliation of Kiniksa from Bermuda to the UK

These questions and answers are designed to help you better understand Kiniksa’s proposed redomiciliation from Bermuda to the United Kingdom (the “UK”).

1.	What is happening?

Kiniksa Pharmaceuticals, Ltd. (herein referred to as “Kiniksa Bermuda,” and, together with its subsidiaries, “Kiniksa”) plans to move its legal domicile from Bermuda to the UK (the “Redomiciliation”). As further explained below, Kiniksa Bermuda will be cancelling its currently issued and outstanding shares (“Bermuda Shares”) and you will be issued new shares (“UK Shares”) on a one-for-one basis from a new UK-domiciliated entity (“New Kiniksa”). As a result, Kiniksa’s parent company will change from a Bermuda-domiciled company to a UK-domiciled company.

Kiniksa Bermuda will be holding a shareholder meeting to approve the terms of a scheme of arrangement, which will govern the terms of the Redomiciliation. Kiniksa Bermuda expects to distribute a proxy statement to its shareholders concerning the proposals to be considered by shareholders at the meeting, which will include additional information regarding the Redomiciliation.

2.	What is a company’s “domicile”?

Domicile is a legal term that describes which laws a company is established under and primarily subject to. A company’s domicile does not determine where its headquarters or operations are located or where its shares are traded. Kiniksa does not expect to change the locations of its current offices or operations in connection with the Redomiciliation.

3.	Why are we redomiciling from Bermuda to the UK?

We have decided that Bermuda is no longer the most desirable jurisdiction for our principal holding company’s place of incorporation. We determined that redomiciling Kiniksa’s parent company from Bermuda to a country with a more expansive tax treaty with the United States would be in the best interests of shareholders, employees and other stakeholders. Global tax initiatives of the Organization for Economic Co-operation and Development (“OECD”) and recent tax law changes in Bermuda have the potential to materially adversely affect our company. We believe that moving to the UK via the Redomiciliation is the best available option. In reaching this decision we considered additional factors, including the following:

•	Kiniksa has maintained operations in the UK to varying degrees since 2018 and we are comfortable doing business in the UK;

•	redomiciling to the UK will improve our position with respect to various OECD withholding and other tax proposals that could adversely affect companies incorporated in jurisdictions like Bermuda;

•	Kiniksa currently has a UK subsidiary that employs a number of its key employees;

T: +1 (781) 431-9100
Clarendon House
2 Church Street
Hamilton HM11, Bermuda

•	the UK possesses robust legal, accounting and financial industries, which we believe will be integral to our future success; and

•	redomiciling to the UK will provide a continuity of legal rights for our shareholders on substantially the same grounds as they enjoy in Bermuda.

4.	Why is Kiniksa not choosing to redomicile in the United States?

Redomiciling Kiniksa to the United States would result in a taxable transaction for our shareholders. Such a move would also increase our global effective tax rate. Due to these expected adverse tax consequences both to us and to our shareholders, Kiniksa decided to seek a domicile elsewhere. The UK was chosen due to a number of reasons outlined in “Why are we redomiciling from Bermuda to the UK” above.

5.	Is the Redomiciliation subject to shareholder and court approval?

Yes. The Redomiciliation will be subject to receipt of necessary approvals, including approval by Kiniksa Bermuda’s shareholders and sanctioning by the Supreme Court of Bermuda.

6.	What will I be asked to vote on?

In order to complete the Redomiciliation, Kiniksa Bermuda will need shareholder approval. All of Kiniksa Bermuda’s outstanding shares, including its Class A1 and Class B1 common shares, are expected to receive one vote per share on the matter. At the meeting to be convened to approve the Redomiciliation, shareholders will be asked to approve a scheme of arrangement, which will govern the terms of the Redomiciliation.

7.	How is the Redomiciliation being carried out?

Prior to the Redomiciliation Time (as defined below), Kiniksa Bermuda will form a new, UK-incorporated wholly-owned subsidiary, New Kiniksa. Provided that Kiniksa Bermuda receives shareholder and judicial approval to proceed with the Redomiciliation, it will file a scheme of arrangement with the Bermuda Registrar of Companies. The Redomiciliation will then be carried out after the close of trading on the day the scheme of arrangement is deemed effective and before the opening of trading on the following day (the “Redomiciliation Time”).

At the Redomiciliation Time, the following steps will occur effectively simultaneously:

(a)	New Kiniksa will issue the UK Shares on a one for one basis to the holders of Bermuda Shares;
(b)	Kiniksa Bermuda will issue a single Class A common share to New Kiniksa (which, following the Redomiciliation, will constitute all of Kiniksa Bermuda’s issued and outstanding shares);
(c)	all previously issued and outstanding Bermuda Shares (other than the share issued pursuant to step (b) above) will be cancelled; and
(d)	Kiniksa Bermuda will transfer all of its rights, title and interest in its assets and assign or novate (as applicable) all of its liabilities to New Kiniksa.

As a result of the Redomiciliation, the holders of our Bermuda Shares will become shareholders of New Kiniksa and our current parent company will become a wholly-owned subsidiary of New Kiniksa.

8.	Will the Redomiciliation affect Kiniksa’s current or future operations?

The Redomiciliation is not expected to have any material impact on Kiniksa’s current or future operations or business plan.

9.	Will my shares be affected by the Redomiciliation?

Your relative economic ownership in Kiniksa will not change as a result of the Redomiciliation. While your Bermuda Shares will be cancelled, you will be issued UK Shares on a one for one basis to the cancelled Bermuda Shares. Further, your UK Shares are expected to hold substantially the same rights as your Bermuda Shares held prior to the Redomiciliation.

10.	Will my equity awards be affected by the Redomiciliation?

In connection with the Redomiciliation, New Kiniksa will assume the sponsorship of, and all rights and obligations under, Kiniksa Bermuda’s 2015 Equity Incentive Plan, 2018 Incentive Award Plan (including its Sub-Plan for U.K. Employees) and 2018 Employee Share Purchase Plan (collectively, the “Equity Incentive Plans”), including all awards outstanding under the Equity Incentive Plans. As a result, UK Shares will be issued in lieu of Bermuda Shares upon the exercise of any share options or the vesting and settlement of any awards under the Equity Incentive Plans, and the Equity Incentive Plans will be governed by UK law. Otherwise, the terms and conditions of your outstanding equity awards will remain the same.

11.	Will I need to take any actions as part of the Redomiciliation?

If the Redomiciliation is approved and if you hold your Bermuda Shares in uncertificated book-entry form or through DTC at the Redomiciliation Time, your Bermuda Shares will be cancelled and UK Shares will be issued to you on a one for one basis, without any action required on your part. Further, if you hold any outstanding awards under the Equity Incentive Plans, your awards will be adjusted to provide for issuance of UK Shares without any action required on your part.

12.	Does Kiniksa expect the Redomiciliation to have any material impact on its financial results? Will there be any changes to Kiniksa’s reporting?

Upon completion of the Redomiciliation, we will remain subject to SEC reporting requirements and the applicable corporate governance rules of Nasdaq, and we will continue to report our consolidated financial results in United States dollars and in accordance with United States generally accepted accounting principles.

13.	Can I trade shares between now and the time of the Redomiciliation?

Yes. We expect that our Bermuda Shares will continue to be able to be traded during this period. Shareholders who are Kiniksa’s employees will remain subject to the requirements of Kiniksa’s Insider Trading and Compliance Policy.

14.	When will the Redomiciliation be completed?

The Redomiciliation is expected to be completed as soon as practicable following approval from our shareholders and the Bermuda Supreme Court, which is expected to occur in the second half of 2024.

15.	Whom can I contact with questions?

For questions related to the Redomiciliation, you may contact Kiniksa’s Investor Relations team at:

Rachel Frank
(339) 970-9437
IR@kiniksa.com

Forward-Looking Statements

This communication contains forward-looking statements. All statements other than statements of historical facts contained in this communication including statements with respect to the business of Kiniksa and the Redomiciliation are forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “goal,” “design,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying words. The forward-looking statements in this communication are only predictions. We have based these forward-looking statements largely on our current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results , performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation, the following: our ability to obtain the approval of Kiniksa shareholders for the Redomiciliation and the resolutions proposed at related meetings of our shareholders, our ability to satisfy the other conditions to the Redomiciliation on the expected timeframe, or at all, our ability to realize the expected benefits from the Redomiciliation and the occurrence of unanticipated difficulties or costs in connection with the Redomiciliation.

These and other important factors discussed in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the caption “Risk Factors” contained therein, could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication. Any such forward-looking statements represent management’s estimates as of the date of this communication. Except as required by law, we do not assume and specifically disclaim any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the Redomiciliation. In connection with the Redomiciliation, Kiniksa plans to file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed Redomiciliation.

BEFORE MAKING ANY VOTING DECISION, KINIKSA’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SCHEME OF ARRANGEMENT (COLLECTIVELY, THE “SCHEME DOCUMENTS”) AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT KINIKSA WILL FILE WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE REDOMICILIATION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REDOMICILATION.

Any vote in respect of resolutions to be proposed at a Kiniksa shareholder meeting to approve the Redomiciliation or related matters, or other responses in relation to the Redomiciliation, should be made only on the basis of the information contained in Kiniksa’s proxy statement. Kiniksa shareholders may obtain free copies of the Scheme Documents and other relevant materials (when they become available) and other documents filed by Kiniksa through the website maintained by the SEC at www.sec.gov. Copies of the Scheme Documents (and other relevant materials when they become available) and the filings that will be incorporated by reference therein may also be accessed, without charge, via Kiniksa’s Internet website at www.kiniksa.com.

Participants in Solicitation

Kiniksa and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed Redomiciliation. Information regarding Kiniksa’s directors and executive officers will be available in its proxy statement to be filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Scheme Documents and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

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